Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
QUARTER ENDED SEPTEMBER 30, 2021

●	Q3 2021 reported revenue of $267.0 million, up 9.4% compared to Q3 2020
●	Q3 2021 constant currency revenue, organic* up 8.8% compared to Q3 2020
●	Q3 2021 GAAP EPS of $0.21, compared to GAAP loss per share of ($0.05) in Q3 2020
●	Q3 2021 non-GAAP EPS* of $0.52, compared to $0.42 in Q3 2020

*  Constant currency revenue; constant currency revenue, organic; core revenue; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross margin; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, October 28, 2021 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $267.0 million for the quarter ended September 30, 2021, an increase of 9.4% compared to the quarter ended September 30, 2020. Constant currency revenue, organic* for the third quarter of 2021 was up 8.8% compared to the prior year period.

Merit’s GAAP gross margin for the third quarter of 2021 was 45.1%, compared to GAAP gross margin of 41.8% for the prior year period. Merit’s non-GAAP gross margin* for the third quarter of 2021 was 49.1%, compared to non-GAAP gross margin* of 47.0% for the prior year period.

Merit’s GAAP net income for the third quarter of 2021 was $12.0 million, or $0.21 per share, compared to a GAAP net loss of ($3.0) million, or ($0.05) per share, for the third quarter of 2020. Merit’s non-GAAP net income* for the third quarter of 2021 was $30.2 million, or $0.52 per share, compared to non-GAAP net income* of $24.0 million, or $0.42 per share, for the prior year period.

Merit’s revenue by operating segment and product category for the three and nine-month periods ended September 30, 2021, compared to the corresponding periods in 2020, was as follows (unaudited; in thousands, except for percentages):

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2021	2020	% Change	2021	2020
Cardiovascular
Peripheral Intervention	16.5%	$101,059	$86,778	21.5%	$299,573	$246,488
Cardiac Intervention	15.5%	79,813	69,089	15.7%	240,203	207,685
Custom Procedural Solutions	(12.4)%	49,435	56,429	(3.9)%	143,492	149,369
OEM	21.9%	29,397	24,117	11.3%	89,734	80,592
Total	9.9%	259,704	236,413	13.0%	773,002	684,134

Endoscopy
Endoscopy devices	(3.2)%	7,317	7,562	7.0%	23,257	21,737

Total	9.4%	$267,021	$243,975	12.8%	$796,259	$705,871

“Third quarter revenue increased 8.8% year-over-year on a constant currency, organic basis, exceeding the high-end of the expectations we provided on our second quarter call,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Our growth was driven by strong sales of our Cardiovascular products, including sales growth in the mid-to-high teens year-over-year in our Peripheral Intervention and Cardiac Intervention products. We delivered strong non-GAAP gross margin performance in the third quarter driven, in part, by early benefits attributable to our Foundations for Growth initiatives, which offset inflationary pressures in raw materials, freight and logistics expenses in the period. The strong increase in non-GAAP gross margins, combined with prudent operating expense control, resulted in growth in our non-GAAP net income* and non-GAAP EPS* of 26% and 24%, respectively, year-over-year.”

Mr. Lampropoulos continued: “Despite the challenging operating environment due to the unexpected rise in COVID cases in recent months, our team continues to execute well. We are cautiously optimistic on the pace of recovery over the balance of the year, but we remain confident in our growth expectations for fiscal year 2021 which we reaffirmed in this afternoon’s press release. Specifically, we continue to expect total revenue growth, on a constant currency basis*, of approximately 9% to 10% year-over-year in fiscal year 2021 and, importantly, excluding the impact of divestitures and product sales that uniquely benefitted from pandemic-related demand trends in 2020, our constant currency revenue guidance* reflects growth of approximately 12% to 13% in 2021. We also continue to expect profitability improvement and notable free cash flow* generation driven by strong execution and contributions from our multi-year strategic initiatives undertaken as part of our Foundations for Growth Program.”

As of September 30, 2021, Merit had cash on hand of $69 million, long term debt obligations of $279 million, and available borrowing capacity of $456 million, compared to cash on hand of $57 million, long term debt obligations of $352 million, and available borrowing capacity of $389 million as of December 31, 2020.

Fiscal Year 2021 Financial Guidance

Based upon information currently available to Merit’s management, Merit is reaffirming net revenue and non-GAAP net income and earnings per share expectations and updating GAAP net income and earnings per share expectations for the year ending December 31, 2021. Absent material acquisitions, non-recurring transactions or other factors beyond Merit’s control, Merit expects the following:

Financial Measure	Guidance Range

Net Sales	$1,060 - $1,070 million

GAAP
Net Income	$38.1 - $46.4 million
Earnings Per Share	$0.66 - $0.81

Non-GAAP
Net Income	$118.8 - $127.1 million
Earnings Per Share	$2.07 - $2.22

The net revenue range continues to assume a benefit from the changes in foreign currency exchange rates in the range of approximately $10.5 million to $11.5 million.

The fiscal year 2021 net revenue guidance range continues to assume:

●	Net revenue from the cardiovascular segment of between $1,028 million and $1,038 million, representing an increase of approximately 10% to 11% year-over-year as compared to net revenue of $934.2 million for the twelve months ended December 31, 2020.
●	Net revenue from the endoscopy segment of between $32.5 million and $32.7 million, representing an increase of approximately 9.6% to 10.2% year-over-year as compared to net revenue of $29.7 million for the twelve months ended December 31, 2020.

Merit’s financial guidance for the year ending December 31, 2021 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call (conference ID 3378476) today, Thursday, October 28, 2021, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,
	2021	December 31,
	(Unaudited)	2020
ASSETS
Current Assets
Cash and cash equivalents	$68,904	$56,916
Trade receivables, net	150,780	146,641
Other receivables	10,659	7,774
Inventories	208,081	198,019
Prepaid expenses and other assets	18,778	13,120
Prepaid income taxes	3,679	3,688
Income tax refund receivables	2,561	3,549
Total current assets	463,442	429,707

Property and equipment, net	373,456	382,728
Intangible assets, net	330,937	367,915
Goodwill	362,000	363,533
Deferred income tax assets	4,581	4,597
Operating lease right-of-use assets	68,078	78,240
Other assets	40,672	37,676
Total Assets	$1,643,166	$1,664,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$51,077	$49,837
Accrued expenses	141,929	111,944
Current portion of long-term debt	7,500	7,500
Current operating lease liabilities	11,119	12,903
Income taxes payable	1,850	2,820
Total current liabilities	213,475	185,004

Long-term debt	271,181	343,722
Deferred income tax liabilities	33,238	33,312
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,016	1,016
Deferred compensation payable	17,414	16,808
Deferred credits	1,842	1,923
Long-term operating lease liabilities	63,505	70,941
Other long-term obligations	27,772	52,748
Total liabilities	629,790	705,821

Stockholders' Equity
Common stock	633,948	606,224
Retained earnings	385,644	357,803
Accumulated other comprehensive loss	(6,216)	(5,452)
Total stockholders' equity	1,013,376	958,575
Total Liabilities and Stockholders' Equity	$1,643,166	$1,664,396

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited; in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net sales	$267,021	$243,975	$796,259	$705,871
Cost of sales	146,527	141,961	439,732	415,857
Gross profit	120,494	102,014	356,527	290,014

Operating expenses:
Selling, general and administrative	86,474	72,215	259,061	217,790
Research and development	16,974	13,506	50,841	42,404
Legal settlement	—	—	—	18,200
Impairment charges	—	20,585	4,283	28,305
Contingent consideration expense (benefit)	1,115	(4,356)	3,322	884
Total operating expenses	104,563	101,950	317,507	307,583

Income (loss) from operations	15,931	64	39,020	(17,569)

Other income (expense):
Interest income	104	67	668	234
Interest expense	(1,233)	(2,197)	(4,156)	(8,056)
Other expense - net	(625)	(118)	(1,796)	(1,085)
Total other expense — net	(1,754)	(2,248)	(5,284)	(8,907)

Income (loss) before income taxes	14,177	(2,184)	33,736	(26,476)

Income tax expense (benefit)	2,210	825	5,895	(1,255)

Net income (loss)	$11,967	$(3,009)	$27,841	$(25,221)

Earnings (loss) per common share
Basic	$0.21	$(0.05)	$0.50	$(0.46)
Diluted	$0.21	$(0.05)	$0.49	$(0.46)

Weighted average shares outstanding
Basic	56,302	55,505	56,033	55,386
Diluted	57,549	55,505	57,274	55,386

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands - unaudited)

	Nine Months Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$27,841	$(25,221)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	63,173	70,458
Write-off of certain intangible assets and other long-term assets	4,412	28,409
Amortization of right-of-use operating lease assets	8,941	9,522
Fair value adjustments to contingent consideration	3,322	884
Stock-based compensation expense	11,589	10,268
Gain on sale of business	—	(508)
Other adjustments	1,002	1,653
Changes in operating assets and liabilities, net of acquisitions and divestitures	(18,864)	32,890
Total adjustments	73,575	153,576
Net cash provided by operating activities	101,416	128,355

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(19,612)	(35,590)
Other investing, net	(2,942)	(1,191)
Net cash used in investing activities	(22,554)	(36,781)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	17,814	4,954
Payments on long-term debt, net	(72,625)	(82,255)
Contingent payments related to acquisitions	(10,579)	(12,991)
Payment of taxes related to an exchange of common stock	(576)	(866)
Net cash used in financing activities	(65,966)	(91,158)
Effect of exchange rates on cash	(908)	(185)
Net increase in cash and cash equivalents	11,988	231

CASH AND CASH EQUIVALENTS:
Beginning of period	56,916	44,320
End of period	$68,904	$44,551

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	core revenue;
●	non-GAAP gross margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating income and margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period, and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. The constant currency revenue adjustments of ($1.4) million and ($11.4) million to reported revenue for the three and nine-month periods ended September 30, 2021 were calculated using the applicable average foreign exchange rates for the three and nine-month periods ended September 30, 2020, respectively.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three and nine-month periods ended September 30, 2021, Merit’s constant currency revenue, organic, excludes revenues attributable to the acquisition of KA Medical, LLC in November 2020.

Core Revenue

For the three and nine-month periods ended September 30, 2020, Merit’s core revenue excludes revenues attributable to its distribution agreement with NinePoint Medical, Inc., which was suspended during the first quarter of 2020, revenues attributable to the manufacture of Merit’s Hypotube product which was divested in August 2020, revenues attributable to the ITL Healthcare Pty Ltd (“ITL”) procedure pack business in Australia which was closed in December 2020, and revenue attributable to sales of the CulturaTM nasopharyngeal swabs and test kits (which benefited from high demand in 2020 resulting from the COVID-19 pandemic but which are not expected to contribute significant revenue in the future).

With respect to the three and nine-month periods ended September 30, 2021, core revenue is defined as constant currency revenue, organic (as defined above), less revenue attributable to sales of the Cultura nasopharyngeal swabs and test kits and revenue attributable to the final sales of products from the closed ITL procedure pack business.

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, certain inventory write-offs, and inventory mark-up related to acquisitions, divided by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income (loss) for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and nine-month periods ended September 30, 2021 and 2020. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.2 million and $3.0 million for the three-month periods ended September 30, 2021 and 2020, respectively, and approximately $7.6 million and $7.6 million for the nine-month periods ended September 30, 2021 and 2020.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	September 30, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$14,177	$(2,210)	$11,967	$0.21

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,573	(2,626)	7,947	0.14
Operating Expenses
Contingent consideration expense	1,115	(16)	1,099	0.02
Amortization of intangibles	1,793	(449)	1,344	0.02
Performance-based share-based compensation (b)	1,639	(207)	1,432	0.02
Corporate transformation and restructuring (c)	4,282	(1,061)	3,221	0.06
Acquisition-related	2,866	(711)	2,155	0.04
Medical Device Regulation expenses (d)	1,129	(280)	849	0.01
Other (e)	159	(78)	81	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00

Non-GAAP net income	$37,884	$(7,675)	$30,209	$0.52

Diluted shares				57,549

	Three Months Ended
	September 30, 2020
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net loss	$(2,184)	$(825)	$(3,009)	$(0.05)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,529	(3,229)	9,300	0.16
Inventory mark-up related to acquisitions	41	(11)	30	0.00
Operating Expenses
Contingent consideration benefit	(4,356)	492	(3,864)	(0.07)
Impairment charges	20,585	(3,170)	17,415	0.31
Amortization of intangibles	1,893	(508)	1,385	0.02
Performance-based share-based compensation (b)	1,112	(141)	971	0.02
Corporate transformation and restructuring (c)	2,833	(743)	2,090	0.04
Acquisition-related	189	(49)	140	0.00
Medical Device Regulation expenses (d)	411	(106)	305	0.01
Other (e)	1,401	(1,933)	(532)	(0.01)
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(39)	112	0.00
Gain on disposal of business unit	(508)	131	(377)	(0.01)

Non-GAAP net income	$34,097	$(10,131)	$23,966	$0.42

Diluted shares (f)				56,456

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Nine Months Ended
	September 30, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$33,736	$(5,895)	$27,841	$0.49

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	31,884	(7,918)	23,966	0.42
Inventory write-off (a)	1,620	(202)	1,418	0.02
Operating Expenses
Contingent consideration expense	3,322	(2)	3,320	0.06
Impairment charges	4,283	(481)	3,802	0.07
Amortization of intangibles	5,397	(1,352)	4,045	0.07
Performance-based share-based compensation (b)	3,998	(494)	3,504	0.06
Corporate transformation and restructuring (c)	17,044	(4,223)	12,821	0.22
Acquisition-related	8,475	(2,101)	6,374	0.11
Medical Device Regulation expenses (d)	2,523	(625)	1,898	0.03
Other (e)	6,534	(468)	6,066	0.11
Other (Income) Expense
Amortization of long-term debt issuance costs	453	(112)	341	0.01

Non-GAAP net income	$119,269	$(23,873)	$95,396	$1.67

Diluted shares				57,274

	Nine Months Ended
	September 30, 2020
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net loss	$(26,476)	$1,255	$(25,221)	$(0.45)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	38,154	(9,833)	28,321	0.50
Inventory write-off (a)	1,776	(472)	1,304	0.02
Inventory mark-up related to acquisitions	187	(48)	139	0.00
Operating Expenses
Contingent consideration expense	884	559	1,443	0.03
Impairment charges	28,305	(4,363)	23,942	0.43
Amortization of intangibles	6,049	(1,632)	4,417	0.08
Performance-based share-based compensation (b)	2,623	(334)	2,289	0.04
Corporate transformation and restructuring (c)	6,285	(1,660)	4,625	0.08
Acquisition-related	836	(215)	621	0.01
Medical Device Regulation expenses (d)	1,013	(261)	752	0.01
Other (e)	23,477	(3,567)	19,910	0.35
Other (Income) Expense
Amortization of long-term debt issuance costs	453	(117)	336	0.01
Gain on disposal of business unit	(508)	131	(377)	(0.01)

Non-GAAP net income	$83,058	$(20,557)	$62,501	$1.11

Diluted shares (f)				56,241

Note: Certain per share impacts may not sum to totals due to rounding

Reconciliation of Reported Operating Income (Loss) to Non-GAAP Operating Income

(Unaudited; in thousands except percentages)

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$267,021		$243,975		$796,259		$705,871

GAAP Operating Income (Loss)	15,931	6.0%	64	0.0%	39,020	4.9%	(17,569)	(2.5)%
Cost of Sales
Amortization of intangibles	10,573	4.0%	12,529	5.1%	31,884	4.0%	38,154	5.4%
Inventory write-off (a)	—	—	—	—	1,620	0.2%	1,776	0.3%
Inventory mark-up related to acquisitions	—	—	41	0.0%	—	—	187	0.0%
Operating Expenses
Contingent consideration expense (benefit)	1,115	0.4%	(4,356)	(1.8)%	3,322	0.4%	884	0.1%
Impairment charges	—	—	20,585	8.4%	4,283	0.5%	28,305	4.0%
Amortization of intangibles	1,793	0.7%	1,893	0.8%	5,397	0.7%	6,049	0.9%
Performance-based share-based compensation (b)	1,639	0.6%	1,112	0.5%	3,998	0.5%	2,623	0.4%
Corporate transformation and restructuring (c)	4,282	1.6%	2,833	1.2%	17,044	2.1%	6,285	0.9%
Acquisition-related	2,866	1.1%	189	0.1%	8,475	1.1%	836	0.1%
Medical Device Regulation expenses (d)	1,129	0.4%	411	0.2%	2,523	0.3%	1,013	0.1%
Other (e)	159	0.1%	1,401	0.6%	6,534	0.8%	23,477	3.3%

Non-GAAP Operating Income	$39,487	14.8%	$36,702	15.0%	$124,100	15.6%	$92,020	13.0%

Note: Certain percentages may not sum to totals due to rounding

a)	Represents the write-off of inventory related to the divestiture or exit of certain businesses or product lines.
b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
c)	Includes severance related to corporate initiatives, write-offs and valuation adjustments of other long-term assets associated with restructuring activities, expenses related to the Foundations for Growth Program, and other transformation costs.
d)	Represents incremental expenses incurred to comply with the Medical Device Regulation (“MDR”) in Europe.
e)	The 2021 periods include accrued contract termination costs of approximately $6 million to renegotiate certain terms of an acquisition agreement and costs to comply with Merit’s settlement agreement with the U.S. Department of Justice (the “DOJ”). The 2020 periods include a settlement of $18.2 million with the DOJ to fully resolve the DOJ’s investigation, costs incurred in responding to the DOJ inquiry, activist shareholder settlement fees, and expense from abandoned patents.
f)	For the three and nine-months periods ended September 30, 2020, the non-GAAP net income per diluted share calculation includes approximately 951,000 and 855,000 shares, respectively, that were excluded from the GAAP net loss per diluted share calculation.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), Constant Currency Revenue, Organic (Non-GAAP), and Core Revenue (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2021	2020	% Change	2021	2020
Reported Revenue	9.4%	$267,021	$243,975	12.8%	$796,259	$705,871

Add: Impact of foreign exchange		(1,443)	—		(11,442)	—

Constant Currency Revenue (a)	8.9%	$265,578	$243,975	11.2%	$784,817	$705,871

Less: Revenue from certain acquisitions		(99)	—		(208)	—

Constant Currency Revenue, Organic (a)	8.8%	$265,479	$243,975	11.2%	$784,609	$705,871

Less: Revenue from Cultura		(855)	(9,604)		(2,306)	(14,169)
Less: Revenue from certain dispositions		—	(3,041)		(179)	(8,741)

Core Revenue (a)	14.4%	$264,624	$231,330	14.5%	$782,124	$682,961

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the Non-GAAP Financial Measures section above in this release.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited; as a percentage of reported revenue)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Reported Gross Margin	45.1%	41.8%	44.8%	41.1%

Add back impact of:
Amortization of intangibles	4.0%	5.1%	4.0%	5.4%
Inventory write-off (a)	—	—	0.2%	0.3%
Inventory mark-up related to acquisitions	—	0.0%	—	0.0%

Non-GAAP Gross Margin	49.1%	47.0%	49.0%	46.8%

Note: Certain percentages may not sum to totals due to rounding

(a)	Represents the write-off of inventory related to the divestiture or exit of certain businesses or product lines.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 500 individuals. Merit employs approximately 6,700 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income or loss (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, and other financial measures, the potential impact, scope and duration of, and Merit’s response to, the COVID-19 pandemic and the potential for recovery from that pandemic, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results achieved through, Merit’s Foundations for Growth Program or other expense reduction initiatives, or the development and commercialization of new products, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; disruptions in Merit’s supply chain, manufacturing or sterilization processes; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; reduced availability of, and price increases associated with, commodity components; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the 2020 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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